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EQT REPORTS FIRST QUARTER 2020 RESULTS
Benefits of transformation strategy have come to fruition

PITTSBURGH (May 7, 2020) -- EQT Corporation (NYSE: EQT) today announced financial and operational performance results for the first quarter 2020.

First Quarter Highlights:
•Delivered sales volumes of 385 Bcfe or 4.2 Bcfe per day, 20 Bcfe above midpoint of first quarter guidance
•Total operating revenues of $1.1 billion; received average realized price of $2.49 per Mcfe, a $0.44 premium to NYMEX pricing
•Total per unit operating costs of $1.33 per Mcfe, $0.07 per Mcfe below midpoint of full-year 2020 guidance
•Capital expenditures of $262 million, $93 million lower than the fourth quarter 2019
•Well costs of $745 per foot in the Pennsylvania Marcellus, accelerating progress towards target well costs
•Net cash provided by operating activities of $500 million; free cash flow(1) of $251 million
•Successfully issued $1.75 billion in senior notes to address near-term maturities
•Reduced total debt by $256 million and net debt(1) by $270 million
•Executed gas gathering agreement with EQM Midstream Partners, LP and exchanged half of equity stake in Equitrans Midstream Corporation, substantially reducing fee structure

Post Quarter Highlights:
•Successfully issued $500 million in convertible senior notes to address near-term maturities
•In advanced discussions to divest certain non-strategic assets for approximately $125 million, expected to close during the second quarter 2020

President and CEO Toby Rice stated, “Our team continues to deliver results that validate the transformation strategy set in motion in July 2019. Our first quarter results represent an acceleration towards achieving the well cost targets that underpinned our campaign last year, as we delivered more volumes for significantly less capital and benefited from improved operating costs. Proving out our thesis on the operational front has also allowed us to generate value for our stakeholders on the strategic front, both through negotiating a successful gas gathering arrangement with Equitrans Midstream and by de-risking our near-term maturities.

Rice continued, “Looking forward, our focus will continue to be on the execution of our plan to further enhance our balance sheet and cost structure. We are excited about having addressed the legacy governors on our business in time to capitalize on an improving natural gas macro, allowing us to optimize our deleveraging strategy in a manner that enhances long-term shareholder value.”

FIRST QUARTER 2020 FINANCIAL AND OPERATIONAL PERFORMANCE

	Three Months Ended March 31,
($ millions, except average realized price and EPS)	2020	2019	Change
Total sales volume (Bcfe)	385	383	2
Average realized price ($/Mcfe)	$2.49	$3.16	$(0.67)
Net (loss) income	$(167)	$191	$(358)
Adjusted net income (1)	$36	$212	$(176)
Adjusted EBITDA (1)	$468	$710	$(242)
Diluted earnings per share (EPS)	$(0.65)	$0.75	$(1.40)
Adjusted EPS (1)	$0.14	$0.83	$(0.69)
Net cash provided by operating activities	$500	$871	$(371)
Capital expenditures	$262	$476	$(214)
Free cash flow (1)	$251	$171	$80

(1) A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

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Net loss for the three months ended March 31, 2020 was $167 million, $0.65 per diluted share, compared to net income for the same period in 2019 of $191 million, $0.75 per diluted share. The decrease was attributable primarily to the loss on investment in Equitrans Midstream Corporation (Equitrans Midstream), the loss on exchange of long-lived assets, decreased operating revenues, increased impairment and expiration of leases and the loss on debt extinguishment, partly offset by a gain recognized on the agreements signed with Equitrans Midstream during the quarter and decreased depreciation and depletion and selling, general and administrative expenses.

Compared to the same quarter last year, average realized price was 21% lower at $2.49 per Mcfe, due to lower NYMEX prices and lower liquids prices, partly offset by higher cash settled derivatives.

Net cash provided by operating activities decreased by $371 million and free cash flow increased by $80 million compared to the same quarter last year. Free cash flow was positively impacted by $95 million of accrued income tax refunds as a result of the Coronavirus Aid, Relief and Economic Security Act (the CARES Act) which was passed on March 27, 2020 by the U.S. Congress and accelerated the Company's ability to claim federal refunds of alternative minimum tax credits. In addition, free cash flow increased as a result of lower capital expenditures, partly offset by the 21% lower average realized price.

Per Unit Operating Costs
The following presents certain of the Company's production-related operating costs on a per unit basis.

	Three Months Ended March 31,
Per Unit ($/Mcfe)	2020	2019
Gathering	$0.68	$0.69
Transmission	0.38	0.37
Processing	0.08	0.08
Lease operating expense (LOE), excluding production taxes	0.07	0.06
Production taxes	0.03	0.05
SG&A	0.09	0.13
Total per unit operating costs	$1.33	$1.38

Production depletion	$0.92	$1.01
Adjusted SG&A per unit (a)	$0.09	$0.11
(a) A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Liquidity
As of March 31, 2020, the Company had no credit facility borrowings and $0.7 billion of letters of credit outstanding under its $2.5 billion credit facility and $0.8 billion in borrowings under its unsecured term loan facility. As of March 31, 2020, total debt was $5,037 million and net debt (1) was $5,018 million compared to $5,293 million and $5,288 million, respectively, as of December 31, 2019.

Pursuant to the Company’s updated deleveraging plan, the Company anticipates that it will have sufficient funds to repay its debt maturing in 2021 by the end of 2020, through a combination of $125 million of projected proceeds from the sale of certain non-core assets which are currently in advanced negotiations, proceeds from the monetization of its remaining equity interest in Equitrans Midstream, expected income tax refunds of approximately $390 million and free cash flow generation. Until leverage targets are achieved, all free cash flow and divestiture proceeds are expected to be used to reduce the Company’s debt.

As of May 1, 2020, the Company had sufficient unused borrowing capacity under its credit facility, net of letters of credit, to satisfy any collateral requests that its counterparties would be permitted to seek. As of May 1, 2020,

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such amounts could be up to approximately $1.1 billion, inclusive of assurances posted of approximately $0.9 billion in the aggregate.

OPERATIONAL UPDATE
The energy industry is currently experiencing two significant external stimuli, COVID-19 and the OPEC oil price war, that are impacting both day-to-day operations and the macro environment. To date, the Company has experienced limited operational impacts as a result of the COVID-19 work from home restrictions or COVID-19 directly. Similarly, the Company expects to have limited direct operational impacts from the OPEC oil price war. The oversupply of oil and NGLs resulting from the demand destruction attributable to COVID-19 is anticipated by some market participants to result in a lack of storage capacity and ultimately the shutting in of certain of the industry's oil and NGLs production. The Company has limited direct oil and NGLs exposure, with approximately 95% of its production being natural gas.

During the first quarter 2020, the Company continued to deliver results that validate the transformation strategy set in motion in July 2019. The management team's acute focus on cost performance, schedule design, well design and operational cadence, has accelerated the path towards delivering on its Pennsylvania Marcellus well cost target of $730 per foot. During the first quarter, well costs in the Company's Pennsylvania Marcellus operations averaged $745 per foot, a 7% improvement over prior quarter well costs of $800 per foot.

By continuing to leverage its digital work environment to turn business insights into value enhancing actions, and keeping at the forefront of science and innovation, the Company will continue driving incremental financial and operational efficiencies to become the clear low-cost operator of choice.

Wells Drilled (SPUD)
	PA Marcellus			WV Marcellus			OH Utica
	1Q20A	2Q20E	FY20E	1Q20A	2Q20E	FY20E	1Q20A	2Q20E	FY20E
Net Wells	21	22	75	—	—	21	1	1	2
Net Avg. Lateral (ft.)	12,510	12,590	12,660	—	—	11,670	14,760	12,810	13,890

Wells Horizontally Drilled
	PA Marcellus			WV Marcellus			OH Utica
	1Q20A	2Q20E	FY20E	1Q20A	2Q20E	FY20E	1Q20A	2Q20E	FY20E
Net Wells	19	17	74	—	—	9	3	2	6
Net Avg. Lateral (ft.)	10,810	11,710	12,200	—	—	10,030	12,290	12,540	12,350

Wells Completed (Frac)
	PA Marcellus			WV Marcellus			OH Utica
	1Q20A	2Q20E	FY20E	1Q20A	2Q20E	FY20E	1Q20A	2Q20E	FY20E
Net Wells	13	24	68	—	3	6	—	7	10
Net Avg. Lateral (ft.)	11,050	11,020	11,600	—	4,280	6,020	—	10,460	10,820

Wells Turned-in-Line (TIL)
	PA Marcellus			WV Marcellus			OH Utica
	1Q20A	2Q20E	FY20E	1Q20A	2Q20E	FY20E	1Q20A	2Q20E	FY20E
Net Wells	27	20	83	4	3	7	—	6	10
Net Avg. Lateral (ft.)	11,620	10,500	11,390	10,390	4,280	7,770	—	8,960	9,950

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2020 GUIDANCE

Production	Q2 2020	Full-Year 2020
Total sales volume (Bcfe)	360 - 380	1,450 - 1,500
Liquids sales volume, excluding ethane (Mbbls)	1,675 - 1,775	7,300 - 7,400
Ethane sales volume (Mbbls)	1,225 - 1,325	4,400 - 4,500
Total liquids sales volume (Mbbls)	2,900 - 3,100	11,700 - 11,900

Btu uplift (MMbtu / Mcf)		1.045 - 1.055

Average differential ($ / Mcf)	$(0.45) - $(0.25)	$(0.40) - $(0.20)

Resource Counts
Top-hole Rigs		2 - 3
Horizontal Rigs		3 - 4
Frac Crews		3 - 4

Operating Costs ($ / Mcfe)
Gathering (a)		$0.71 - $0.73
Transmission (a)		$0.37 - $0.39
Processing		$0.07 - $0.09
LOE, excluding production taxes		$0.07 - $0.09
Production taxes		$0.03 - $0.05
SG&A		$0.09 - $0.11
Total per unit operating costs		$1.34 - $1.46

Interest expense		$0.16 - $0.18

Financial ($ Billions)
Adjusted EBITDA (b)		$1.475 - $1.575
Adjusted operating cash flow (b)		$1.325 - $1.425
Capital expenditures		$1.075 - $1.175
Free cash flow (b)		$0.225 - $0.325

Based on NYMEX natural gas price of $2.17 per MMbtu as of April 30,2020.

(a) Certain in-basin transportation expenses previously recorded in Transmission have been reclassified to Gathering to provide additional clarity into costs associated with transporting EQT's gas outside of the Appalachian Basin and to align with the reporting of such expenses in EQT's financial statement disclosures.
(b) Non-GAAP financial measure. See the Non-GAAP Disclosures section for the definition of, and other important information regarding, the non-GAAP financial measures included in this news release, including reasons why EQT is unable to provide a projection of its 2020 net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted operating cash flow and free cash flow, or a projection of its 2020 net income, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted EBITDA.

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First Quarter 2020 Earnings Webcast Information
The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com and on the investor information page of the Company's web site at ir.eqt.com, with a replay available for seven days following the call.

HEDGING (as of May 1, 2020)
The Company’s total natural gas production NYMEX hedge positions are:

	2020 (a)	2021	2022	2023	2024
Swaps:
Volume (MMDth)	852	466	—	2	2
Average Price ($/Dth)	$2.74	$2.50	$—	$2.67	$2.67
Calls – Net Short:
Volume (MMDth)	324	286	186	77	15
Average Short Strike Price ($/Dth)	$2.89	$2.80	$2.78	$2.96	$3.11
Puts – Net Long:
Volume (MMDth)	119	57	135	69	15
Average Long Strike Price ($/Dth)	$2.28	$2.38	$2.35	$2.40	$2.45
Fixed Price Sales (b):
Volume (MMDth)	7	72	3	3	—
Average Price ($/Dth)	$2.64	$2.50	$2.52	$2.38	$—

(a) April 1 - December 31, 2020.
(b) The difference between the fixed price and NYMEX price is included in average differential presented in the Company’s price reconciliation.

For 2020 (April 1 - December 31), 2021, 2022, 2023 and 2024, the Company has natural gas sales agreements for approximately 10 MMDth, 18 MMDth, 18 MMDth, 88 MMDth and 11 MMDth, respectively, that include average NYMEX ceiling prices of $3.68, $3.17, $3.17, $2.84 and $3.21, respectively. The Company has also entered into derivative instruments to hedge basis. The Company may use other contractual agreements from time to time to implement its commodity hedging strategy.

NON-GAAP DISCLOSURES

Adjusted Net Income and Adjusted Earnings per Diluted Share (Adjusted EPS)
Adjusted net income is defined as net (loss) income, excluding impairments, proxy, transaction and reorganization costs, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that impact comparability between periods. Adjusted EPS is defined as adjusted net income divided by diluted weighted average common shares outstanding. Adjusted net income and adjusted EPS are non-GAAP supplemental financial measures used by the Company's management to evaluate period-over-period earnings trends. The Company's management believes that these measures provide useful information to external users of the Company's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Management uses adjusted net income and adjusted EPS to evaluate earnings trends because the measures reflect only the impact of settled derivative contracts; thus, the measures exclude the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. These measures also exclude other items that affect the comparability of results or that are not indicative of trends in the ongoing business. Adjusted net income and adjusted EPS should not be considered as alternatives to net (loss) income or diluted EPS presented in accordance with GAAP.

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The table below reconciles adjusted net income and adjusted EPS with net (loss) income and diluted EPS, respectively, the most comparable financial measures calculated in accordance with GAAP, each as derived from the Statements of Condensed Consolidated Operations to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

	Three Months Ended March 31,
	2020	2019
	(Thousands, except per share information)
Net (loss) income	$(167,139)	$190,691
Add (deduct):
Loss on exchange of long-lived assets	48,852	—
Impairment and expiration of leases	53,768	29,534
Proxy, transaction and reorganization	—	4,089
(Gain) loss on derivatives not designated as hedges	(389,436)	131,996
Net cash settlements received (paid) on derivatives not designated as hedges	245,736	(63,634)
Premiums (paid) received for derivatives that settled during the period	(3,555)	2,437
Litigation expense	—	8,000
Gain on Equitrans Share Exchange	(187,223)	—
Loss (gain) on investment in Equitrans Midstream Corporation	390,628	(89,055)
Loss on debt extinguishment	16,610	—
Tax impact of non-GAAP items (a)	27,652	(2,185)
Adjusted net income	$35,893	$211,873
Diluted weighted average common shares outstanding	255,435	255,226
Diluted EPS	$(0.65)	$0.75
Adjusted EPS	$0.14	$0.83

(a)The tax impact of non-GAAP items represents the incremental tax benefit (expense) that would have been incurred had these items been excluded from net (loss) income, which resulted in blended tax rates of (15.8%) and 9.4% for the three months ended March 31, 2020 and 2019, respectively. The 2020 rate differs from the Company's statutory tax rate due primarily to valuation allowances provided against federal and state deferred tax assets for additional unrealized losses on the Company's investment in Equitrans Midstream Corporation that, if sold, would result in capital losses.

Adjusted EBITDA
Adjusted EBITDA is defined as net (loss) income, excluding interest expense, income tax expense, depreciation and depletion, amortization of intangible assets, impairments, proxy, transaction and reorganization costs, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that impact comparability between periods. Adjusted EBITDA is a non-GAAP supplemental financial measure used by the Company’s management to evaluate period-over-period earnings trends. The Company’s management believes that this measure provides useful information to external users of the Company's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Management uses adjusted EBITDA to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the measure excludes the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. The measure also excludes other items that affect the comparability of results or that are not indicative of trends in the ongoing business. Adjusted EBITDA should not be considered as an alternative to net (loss) income presented in accordance with GAAP.

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The table below reconciles adjusted EBITDA with net (loss) income, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

	Three Months Ended March 31,
	2020	2019
	(Thousands)
Net (loss) income	$(167,139)	$190,691
Add (deduct):
Interest expense	62,374	56,573
Income tax expense	32,822	38,234
Depreciation and depletion	357,526	391,113
Amortization of intangible assets	7,478	10,342
Loss on exchange of long-lived assets	48,852	—
Impairment and expiration of leases	53,768	29,534
Proxy, transaction and reorganization	—	4,089
(Gain) loss on derivatives not designated as hedges	(389,436)	131,996
Net cash settlements received (paid) on derivatives not designated as hedges	245,736	(63,634)
Premiums (paid) received for derivatives that settled during the period	(3,555)	2,437
Litigation expense	—	8,000
Gain on Equitrans Share Exchange	(187,223)	—
Loss (gain) on investment in Equitrans Midstream Corporation	390,628	(89,055)
Loss on debt extinguishment	16,610	—
Adjusted EBITDA	$468,441	$710,320

The Company has not provided projected net income (loss) or a reconciliation of projected adjusted EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP. Net (loss) income includes the impact of depreciation and depletion expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, projected net income (loss), and a reconciliation of projected adjusted EBITDA to projected net income (loss), are not available without unreasonable effort.

Adjusted Operating Cash Flow and Free Cash Flow
Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures. Adjusted operating cash flow and free cash flow are non-GAAP supplemental financial measures used by the Company's management to assess liquidity, including the Company's ability to generate cash flow in excess of its capital requirements and return cash to shareholders. The Company’s management believes that these measures provide useful information to external users of the Company's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Adjusted operating cash flow and free cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

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The table below reconciles adjusted operating cash flow and free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

	Three Months Ended March 31,
	2020	2019
	(Thousands)
Net cash provided by operating activities	$500,262	$871,287
Decrease (increase) in changes in other assets and liabilities	12,385	(223,934)
Adjusted operating cash flow	$512,647	$647,353
Less: capital expenditures	262,132	476,022
Free cash flow	$250,515	$171,331

The Company has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow and free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its payments and its customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow and free cash flow to projected net cash provided by operating activities, without unreasonable effort.

Adjusted Operating Revenues
Adjusted operating revenues is defined as total operating revenues, less the revenue impact of changes in the fair value of derivative instruments prior to settlement and net marketing services and other revenues. Adjusted operating revenues (also referred to as total natural gas & liquids sales, including cash settled derivatives) is a non-GAAP supplemental financial measure used by the Company’s management to evaluate period-over-period earnings trends. The Company’s management believes that this measure provides useful information to external users of the Company's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Management uses adjusted operating revenues to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the measure excludes the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. The measure also excludes net marketing services and other revenues because it is unrelated to the revenue for the Company's natural gas and liquids production. Adjusted operating revenues should not be considered as an alternative to total operating revenues presented in accordance with GAAP.

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The table below reconciles adjusted operating revenues to total operating revenue, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

	Three Months Ended March 31,
	2020	2019
	(Thousands, unless noted)
Total operating revenues	$1,107,057	$1,143,173
Add (deduct):
(Gain) loss on derivatives not designated as hedges	(389,436)	131,996
Net cash settlements received (paid) on derivatives not designated as hedges	245,736	(63,634)
Premiums (paid) received for derivatives that settled during the period	(3,555)	2,437
Net marketing services and other	(2,420)	(3,556)
Adjusted operating revenues	$957,382	$1,210,416

Total sales volume (MMcfe)	385,070	383,470
Average realized price ($/Mcfe)	$2.49	$3.16

Adjusted SG&A Per Unit
Adjusted SG&A per unit is defined as SG&A less litigation expense, divided by total sales volumes. Adjusted SG&A per unit is a non-GAAP supplemental financial measure used by the Company’s management to evaluate period-over-period earnings trends. The Company’s management believes that this measure provides useful information to external users of the Company's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Management uses adjusted SG&A per unit to evaluate earnings trends because the measure excludes items that affect the comparability of results or that are not indicative of trends in the ongoing business. Adjusted SG&A per unit should not be considered as an alternative to SG&A presented in accordance with GAAP.

The table below reconciles adjusted SG&A per unit with SG&A, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Operations to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

	Three Months Ended March 31,
	2020	2019
	(Thousands, unless noted)
Selling, general and administrative	$34,938	$48,978
Less: Litigation expense	—	8,000
Adjusted SG&A	$34,938	$40,978

Total sales volume (MMcfe)	385,070	383,470
Adjusted SG&A per unit ($/Mcfe)	$0.09	$0.11

Net Debt
Net debt is defined as total debt less cash and cash equivalents. Total debt includes the Company's current portion of debt, credit facility borrowings, term loan borrowings, senior notes and note payable to EQM Midstream Partners, LP. Net debt is a non-GAAP supplemental financial measure used by the Company’s management to evaluate leverage since the Company could choose to use its cash and cash equivalents to retire debt. The

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Company’s management believes that this measure provides useful information to external users of the Company's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Net debt should not be considered as an alternative to total debt presented in accordance with GAAP.

The table below reconciles net debt with total debt, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Balance Sheets to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

	March 31, 2020	December 31, 2019
	(Thousands)
Current portion of debt	$16,256	$16,204
Credit facility borrowings	—	294,000
Term loan facility borrowings	799,574	999,353
Senior notes	4,117,256	3,878,366
Note payable to EQM Midstream Partners, LP	103,778	105,056
Total debt	5,036,864	5,292,979
Less: Cash and cash equivalents	18,651	4,596
Net debt	$5,018,213	$5,288,383

About EQT Corporation:
EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at https://www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at https://ir.eqt.com.

Cautionary Statements
Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT Corporation and its subsidiaries (collectively, the Company), including guidance regarding the Company’s strategy to develop its reserves; drilling plans and programs (including the number, type, spacing, average lateral length and location of wells to be drilled or turned-in-line, the number and type of drilling rigs and, the number of frac crews); projections of wells SPUD, horizontally drilled, completed and turned-in-line; projected natural gas prices, basis and average differential; potential impacts to the Company's business and operations resulting from the COVID-19 pandemic; the effects of the COVID-19 pandemic and actions taken by the Organization of the Petroleum Exporting Countries and other allied countries (collectively known as OPEC+) as it pertains to the global supply and demand of, and prices for, natural gas, NGLs and oil; the impact of commodity prices on the Company's business; total resource potential; projected production and sales volume and growth rates (including liquids sales volume and growth rates); projected drilling and completions (D&C) costs, other well costs, unit costs and G&A expenses; projected reductions in expenses, capital costs and well costs, the projected timing of achieving such reductions and the Company's ability to achieve such reductions; infrastructure programs; the Company's ability to successfully implement and execute the executive management team’s operational, organizational and technological initiatives, and achieve the anticipated results of such initiatives; the projected reduction of the Company's gathering and compression rates resulting from the Company's consolidated gas gathering and compression agreement with EQM Midstream Partners, LP, and the anticipated cost savings and other strategic benefits associated with the execution of such agreement; monetization transactions, including asset sales, joint ventures or other transactions involving the Company's assets, the timing of such monetization transactions, if at all, the projected proceeds from such monetization transactions and

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the Company's planned use of such proceeds; the amount and timing of any redemptions or repurchases of the Company's common stock or outstanding debt securities; the Company’s ability to reduce its debt and the timing of such reductions, if any; projected free cash flow, adjusted operating cash flow, and adjusted EBITDA, liquidity and financing requirements, including funding sources and availability; the Company's ability to maintain or improve its credit ratings, leverage levels and financial profile; the Company’s hedging strategy; the Company’s tax position and projected effective tax rate; and the expected impact of changes in tax laws. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; access to and cost of capital; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and resources among its strategic opportunities; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, NGLs and oil; cyber security risks; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and water required to execute the Company's exploration and development plans; the ability to obtain environmental and other permits and the timing thereof; government regulation or action; environmental and weather risks, including the possible impacts of climate change; uncertainties related to the severity, magnitude and duration of the COVID-19 pandemic; and disruptions to the Company’s business due to acquisitions and other significant transactions. These and other risks are described under Item 1A, “Risk Factors,” and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as updated by Part II, Item 1A, “Risk Factors” in the Company's subsequently filed Quarterly Reports on Form 10-Q and other documents the Company files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Analyst inquiries please contact:
Andrew Breese
Director, Investor Relations
ABreese@eqt.com
412.395.2555

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EQT NEWS RELEASE
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EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2020	2019
	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$715,201	$1,271,613
Gain (loss) on derivatives not designated as hedges	389,436	(131,996)
Net marketing services and other	2,420	3,556
Total operating revenues	1,107,057	1,143,173
Operating expenses:
Transportation and processing	439,834	439,246
Production	40,380	43,408
Exploration	923	1,007
Selling, general and administrative	34,938	48,978
Depreciation and depletion	357,526	391,113
Amortization of intangible assets	7,478	10,342
Loss on exchange of long-lived assets	48,852	—
Impairment and expiration of leases	53,768	29,534
Proxy, transaction and reorganization	—	4,089
Total operating expenses	983,699	967,717
Operating income	123,358	175,456
Gain on Equitrans Share Exchange	(187,223)	—
Loss (gain) on investment in Equitrans Midstream Corporation	390,628	(89,055)
Dividend and other income	(24,714)	(20,987)
Loss on debt extinguishment	16,610	—
Interest expense	62,374	56,573
(Loss) income before income taxes	(134,317)	228,925
Income tax expense	32,822	38,234
Net (loss) income	$(167,139)	$190,691

Earnings per share of common stock:
Basic:
Weighted average common stock outstanding	255,435	254,879
Net (loss) income	$(0.65)	$0.75
Diluted:
Weighted average common stock outstanding	255,435	255,226
Net (loss) income	$(0.65)	$0.75

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EQT NEWS RELEASE
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EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION

	Three Months Ended March 31,
	2020	2019
	(Thousands, unless noted)
NATURAL GAS
Sales volume (MMcf)	369,742	363,717
NYMEX price ($/MMBtu) (a)	$1.95	$3.15
Btu uplift	0.10	0.15
Natural gas price ($/Mcf)	$2.05	$3.30

Basis ($/Mcf) (b)	$(0.22)	$(0.02)
Cash settled basis swaps (not designated as hedges) ($/Mcf)	0.05	(0.12)
Average differential, including cash settled basis swaps ($/Mcf)	$(0.17)	$(0.14)
Average adjusted price ($/Mcf)	$1.88	$3.16
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.60	(0.06)
Average natural gas price, including cash settled derivatives ($/Mcf)	$2.48	$3.10
Natural gas sales, including cash settled derivatives	$915,411	$1,129,201

LIQUIDS
Natural gas liquids (NGLs), excluding ethane:
Sales volume (MMcfe) (c)	10,820	12,549
Sales volume (Mbbl)	1,803	2,091
Price ($/Bbl)	$18.58	$29.86
Cash settled derivatives (not designated as hedges) ($/Bbl)	—	1.65
Average NGLs price, including cash settled derivatives ($/Bbl)	$18.58	$31.51
NGLs sales	$33,511	$65,903
Ethane:
Sales volume (MMcfe) (c)	3,329	5,938
Sales volume (Mbbl)	555	990
Price ($/Bbl)	$4.05	$7.23
Ethane sales	$2,245	$7,152
Oil:
Sales volume (MMcfe) (c)	1,179	1,266
Sales volume (Mbbl)	197	211
Price ($/Bbl)	$31.63	$38.67
Oil sales	$6,215	$8,160

Total liquids sales volume (MMcfe) (c)	15,328	19,753
Total liquids sales volume (Mbbl)	2,555	3,292
Total liquids sales	$41,971	$81,215

TOTAL
Total natural gas and liquids sales, including cash settled derivatives (d)	$957,382	$1,210,416
Total sales volume (MMcfe)	385,070	383,470
Average realized price ($/Mcfe)	$2.49	$3.16

(a)The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu)) was $1.95 and $3.15 for the three months ended March 31, 2020 and 2019, respectively.
(b)Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.
(c)NGLs, ethane and oil were converted to Mcfe at the rate of six Mcfe per barrel.
(d)Also referred to in this report as adjusted operating revenues, a non-GAAP supplemental financial measure.